Exhibit 28 (j)(4) under Form N-1A

Exhibit 23 under Item 601/Reg. S-K

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 25, 2021, relating to the financial statements and financial highlights, which appears in Hancock Horizon Quantitative Long/Short Fund’s Annual Report on Form N-CSR for the period ended December 31, 2020. We also consent to the references to us under the heading "Financial Highlights" in such Registration Statement.

Philadelphia, Pennsylvania June 25, 2021